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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                 ______________


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)   OCTOBER 31, 1995
                                                -----------------------------

                                 AMRE, INC.
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             (Exact Name of Registrant as Specified in Charter)


         DELAWARE                       1-9632             75-2041737
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(State or Other Jurisdiction         (Commission          (IRS Employer
     of Incorporation)               File Number)       Identification No.)


8585 N. STEMMONS FREEWAY, SOUTH TOWER, DALLAS, TX            75247
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(Address of Principal Executive Offices)                   (Zip Code)


Registrant's telephone number, including are code:   (214) 658-6300
                                                   --------------------------


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        (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.  OTHER EVENTS.

         On October 31, 1995, AMRE, Inc., a Delaware corporation ("AMRE"), AMRE Acquisition, Inc., a Delaware corporation ("Merger Sub"), Facelifters Home Systems, Inc., a New York corporation ("Facelifters"), and Facelifters Home Systems, Inc., a Delaware corporation ("Facelifters Delaware"), entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Merger Sub will merge with and into Facelifters or, if the reincorporation of Facelifters into Facelifters Delaware is consummated prior to the consummation of the merger (the "Reincorporation"), Facelifters Delaware (the "Merger"). Facelifters has advised AMRE that it intends to effect the Reincorporation when it reconvenes its annual meeting of stockholders, previously held on August 9, 1995 and adjourned as to the proposal for the Reincorporation. The following is a brief summary of the principal terms and conditions contained in the Merger Agreement and assumes the completion of the Reincorporation prior to the consummation of the Merger:

         Conversion of Facelifters' Common Stock

         Under the terms of the Merger Agreement, each outstanding share of the common stock of Facelifters, par value $.01 per share ("Facelifters Common Stock"), will be converted into the right to receive 1.41 shares of the common stock, par value $.01 per share, of AMRE ("AMRE Common Stock"), subject to adjustment as described in the Merger Agreement. The Merger Agreement provides that before the definitive proxy materials are mailed, the final common stock equivalent value will be determined by the average closing price of AMRE Common Stock on the New York Stock Exchange during a specified period and will be proportionately higher or lower to the extent the average price exceeds $9.50 per share or is under $6.50 per share. No fractional shares of AMRE Common Stock will be issued and cash will be paid in lieu of any such fractional shares. It is anticipated that the transaction will not be taxable to stockholders.

         Conditions to the Merger

         Consummation of the Merger at the Effective Time is subject to the satisfaction of a number of conditions, including, without limitation, (i) obtaining requisite approvals from the stockholders of Facelifters and AMRE;
(ii) receipt of fairness opinions from the respective financial advisors of each of AMRE and Facelifters; (iii) the continued accuracy of the representations and warranties made by each of AMRE and Facelifters in the Merger Agreement; (iv) the election of a designee of Facelifters to the Board of Directors of AMRE as of the Effective Time; and (v) the consummation of the Merger as a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986. The Merger will become effective upon the issuance of a certificate of merger by the Secretary of State of Delaware. Assuming all conditions to the Merger contained in the Merger Agreement are satisfied or waived prior thereto, it is anticipated that the Effective Time of the Merger will occur as soon as practicable following the special meetings of the stockholders of AMRE and Facelifters.
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         Termination of the Merger Agreement

         The Merger Agreement is subject to termination in certain events, including but not limited to termination (i) at the option of either AMRE or Facelifters if the Merger is not consummated on or before April 1, 1996, or
(ii) by the Board of Directors of Facelifters in the event that a third party makes a bona fide proposal to acquire Facelifters that exceeds $11.28 per share of Facelifters Common Stock (a "Third Party Proposal"). In the event the Merger Agreement is terminated by Facelifters in connection with the acceptance of a Third Party Proposal, Facelifters shall pay AMRE a termination fee of $2,000,000.


         The preceding description of the Merger Agreement is not complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is filed as Exhibit 7.1 hereto.


ITEM 7(C).  EXHIBITS

       EXHIBIT 7.1 Agreement and Plan of Merger dated as of October 31, 1995, among AMRE, Inc., AMRE Acquisition, Inc., a Delaware corporation, Facelifters Home Systems, Inc., a New York corporation, and Facelifters Home Systems, Inc., a Delaware corporation, together with all exhibits thereto.


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                                   SIGNATURES


                                   AMRE, INC.



Date:  November 2, 1995            By:  /s/ C. CURTIS EVERETT
                                      ----------------------------
                                        C. Curtis Everett
                                        Vice President-Law
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                               INDEX TO EXHIBITS

        Exhibit                                Description
        -------                                -----------
        EXHIBIT 7.1 Agreement and Plan of Merger dated as of October 31, 1995, among AMRE, Inc., AMRE Acquisition, Inc., a Delaware corporation, Facelifters Home Systems, Inc., a New York corporation, and Facelifters Home Systems, Inc., a Delaware corporation, together with all exhibits thereto.